LILLY INDUSTRIES, INC.

                                REPLACEMENT PLAN





















                         Effective as of January 1, 1996


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.  ESTABLISHMENT OF PLAN...........................................  1
         Section 1.01.  Establishment.......................................  1
         Section 1.02.  Purpose.............................................  1
         Section 1.03.  Funding.............................................  1
         Section 1.04.  Trust...............................................  1

ARTICLE II.  DEFINITIONS AND INTERPRETATION.................................  1
         Section 2.01.  Definitions.........................................  1
         Section 2.02.  Construction and Governing Law......................  5

ARTICLE III.  PARTICIPATION.................................................  5

ARTICLE IV.  VESTING AND FORFEITURE.........................................  6
         Section 4.01.  Vesting.............................................  6
         Section 4.02.  Forfeiture..........................................  6

ARTICLE V.  PENSION REPLACEMENT BENEFIT.....................................  6
         Section 5.01.  Pension Replacement Benefit.........................  6
         Section 5.02.  Alternate Form......................................  7
         Section 5.03.  Death of Participant................................  7

ARTICLE VI.  401(k) REPLACEMENT BENEFIT.....................................  7
         Section 6.01.  Matching Contributions and
                           Profit Sharing Contributions.....................  7
         Section 6.02.  Adjustments to Participant Accounts.................  7
         Section 6.03.  Distribution of Net Earnings........................  8
         Section 6.04.  401(k) Replacement Benefit..........................  8
         Section 6.05.  Alternate Form......................................  8
         Section 6.06.  Death of Participant................................  8

ARTICLE VII.  MISCELLANEOUS.................................................  9
         Section 7.01.  Plan Terminations...................................  9
         Section 7.02.  Amendments..........................................  9
         Section 7.03.  General Administration..............................  9
         Section 7.04.  No Employment Rights................................  9
         Section 7.05.  Non-alienation......................................  9
         Section 7.06.  Limitation of Liability.............................  9
         Section 7.07.  Acceleration or Change of Payment................... 10
         Section 7.08.  Tax Withholding..................................... 10
         Section 7.09.  Counterparts........................................ 10


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                     LILLY INDUSTRIES, INC. REPLACEMENT PLAN


                                   ARTICLE I.

                              ESTABLISHMENT OF PLAN

         Section 1.01. Establishment. Lilly Industries, Inc. ("Company") hereby establishes the Lilly Industries, Inc. Replacement Plan ("Plan"), effective January 1, 1996.

         Section 1.02. Purpose. The sole purpose of the Plan is to replace certain benefits for a select group of management and highly compensated employees of the Company and its Affiliated Employers to the extent that the benefits to which such employees would otherwise be entitled under the Lilly Employees' Pension Plan, the Lilly Industries, Inc. Employee 401(k) Savings Plan, and the Lilly Industries, Inc. Defined Contribution Plan are limited by Sections 401(a)(17), 402(g), and 415 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of subsequent federal income tax laws ("Code").

         Section 1.03. Funding. The Plan is an unfunded benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the Code. The right of a Participant or Beneficiary to receive payment under the Plan is merely a contractual right to payment from the Employer of the Participant, and the Plan does not give Participants or Beneficiaries any interest in, or right to, any of the assets of the Company or any Affiliated
Employer other than as a general creditor of his or her Employer. Pension Replacement Benefits payable under the Plan with respect to a Participant shall be paid solely from the general assets of the Employer of the Participant.

         Section 1.04. Trust. The Company has established the Company Trust for the purpose of satisfying the payment obligations of the Company and other Employers with respect to Matching Contribution Accounts and Profit Sharing Contribution Accounts of Participants under the Plan. Benefits payable under the Plan with respect to the Matching Contribution Account and Profit Sharing Contribution Account of a Participant shall be paid from the Company Trust, or if the assets of the Company Trust are not sufficient to pay such benefits, the Employer of the Participant shall pay such benefits from its general assets. The interests or rights of Participants or Beneficiaries in or to any of the funds, property, or assets held by the Company Trust shall not be senior to the unsecured general creditors of the Company or any Affiliated Employer.

                                   ARTICLE II.

                         DEFINITIONS AND INTERPRETATION

         Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

         (a)      "Affiliated Employer" means:


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                  (i) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Company is a member; or

                  (ii) an unincorporated trade or business which is under common control (as defined in Code Section 414(c)) with the Company.

         (b) "Beneficiary" means the person or persons entitled to Plan benefits with respect to the Participant after he or she is deceased.

         (c)      "Board" means the board of directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of any subsequent federal income tax law.

         (e) "Committee" means the Compensation Committee of the Board to whom authority to administer and interpret the Plan and to designate eligible participants has been delegated by the Board.

         (f) "Company" means Lilly Industries, Inc. and any successor to Lilly Industries, Inc.

         (g) "Company Trust" means the trust created by the Company under the "Trust Agreement for Lilly Industries, Inc. Replacement Plan," as amended from time to time.

         (h) "Competition" means any of the activities described within this Subsection. A Participant engages in Competition if he or she at any time (A) directly or indirectly engages in any activity or business that is the same as or substantially similar to or competitive with that of the Company or any Affiliated Employer, (B) directly or indirectly engages in, owns, manages, operates, joins, controls, lends money or other assistance to, or participates in or is connected with, as an officer, employee, partner, stockholder, consultant, or otherwise, an individual, partnership, firm, corporation or other business organization or entity that is engaged in any activity or business that is the same as or substantially similar to or competitive with that of the Company or any Affiliated Employer, or (C) discloses or uses, other than in the normal and ordinary performance of service for the Employer, any Confidential Information of the Company or any Affiliated Employer. Nothing contained in the foregoing, however, shall prohibit the Participant from owning shares of stock representing less than one percent (1%) of the outstanding shares of any publicly-held competitor of the Employer or any Affiliated Employer.

         (i) "Confidential Information" means any information not in the public domain and not previously disclosed to the public by the Board or the management of the Company or an Affiliated Employer with respect to the products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects, or opportunities of the Company

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or an Affiliated Employer, or any information which the Company or an Affiliated
Employer has designated as Confidential Information.

         (j) "Creditor Exempt Group Annuity Contract" means any group annuity contract issued by an insurance company to the Company, as agent for each Participant who elects to make Participant Contributions, for the purpose of receiving and holding in accordance with its terms (i) Participant Contributions (and investment earnings, gains and losses thereon) and (ii) amounts (and investment earnings, gains, and losses thereon) transferred from the Company Trust to the Creditor Exempt Group Annuity Contract in accordance with the terms of the Plan and the Company Trust. Any amounts (plus additions thereon) held under such Creditor Exempt Group Annuity Contract shall be solely the property of the Participant and shall be paid to the Participant or to his beneficiary at the time and in the manner provided for the 401(k) Replacement Benefit and the terms of such annuity contract.

         (k) "Employer" means the Company, any Affiliated Employer which adopts the Plan with the consent of the Committee, and any successor thereto.

         (l) "Good Cause" means (i) conviction for a felony or conviction for any crime or offense lesser than a felony involving the property of the Company or an Affiliated Employer, whether such conviction occurs before or after his or her termination of employment; (ii) engaging in conduct that has caused demonstrable and material injury to the Company or an Affiliated Employer, monetary or otherwise; (iii) gross dereliction of duties or other gross misconduct and the failure to cure such situation within thirty (30) days after receipt of notice thereof from the Committee, or (iv) the disclosure or use of Confidential Information other than in the normal and ordinary performance of service for the Company or an Affiliated Employer. The determination as to whether Good Cause exists shall be made by the Committee in good faith and in its sole discretion.

         (m) "Matching Contribution" means for any Plan Year the excess, if any, of (i) the Employer matching contributions which would have been contributed to the Savings Plan with respect to a Participant for the Plan Year if the Participant had contributed his or her Participant Contributions for the Plan Year to the Savings Plan and if the limitations of Code Sections 401(a)(17), 402(g), and 415 had not applied, over (ii) the actual Employer matching contributions contributed to the Savings Plan with respect to the Participant for the Plan Year.

         Such Matching Contribution shall be contributed to the Company Trust at least annually and at such times and in such manner as may be determined by the Committee in its sole discretion from time to time.

         (n) "Matching Contribution Account" means the bookkeeping account under which Matching Contributions of a Participant are credited, as adjusted for investment earnings, gains, and losses thereon and reduced by prior distributions therefrom as provided under the terms of the Plan.


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         (o) "Participant" means each employee of an Employer who is employed in a key executive or managerial position, who is designated by the Committee to be eligible for participation in the Plan, and who agrees to be bound by the provisions of the Plan on a form provided by the Committee.

         (p) "Participant Contribution" means for any Plan Year the after-tax amount contributed, at the written election of the Participant on the applicable form, by the Participant to the Creditor Exempt Group Annuity Contract or the Participant Trust, if any, up to an amount equal to the difference between (i) the amount that he or she could have contributed to the Savings Plan if the limitations of Code Sections 401(a)(17), 402(g), and 415 had not applied and
(ii) the amount that he or she was actually permitted to contribute to the Savings Plan for such year, taking into account those limitations. Such Participant Contributions shall be withheld from the pay of the Participant throughout the year (after withholding applicable federal, state, and local taxes) and shall be contributed to the Creditor Exempt Group Annuity Contract or the Participant Trust, if any, at such times and in such manner as may be determined by the Committee in its sole discretion from time to time.

         (q) "Participant Trust" refers to any grantor trust established by any Participant for the purpose of holding (i) Participant Contributions (and investment earnings, gains, and losses thereon) and (ii) amounts (and investment earnings, gains, and losses thereon) transferred from the Company Trust to the Participant Trust in accordance with the terms of the Plan and the Company Trust.

         (r) "Pension Plan" means the "Lilly Employees' Pension Plan," as amended from time to time.

         (s) "Pension Replacement Benefit" means the excess, if any, of (i) the amount of benefit that would have accrued to a Participant under the Pension Plan if the amount of such accrued benefit were calculated without giving effect to the limitations on compensation and benefits under Code Sections 401(a)(17) and 415; provided, however, that such amount shall be determined after taking into account the reduction in such retirement income that would have accrued if Code Section 415(e) limitations applied, but only to the extent that such reduction is attributable to contributions of the Participant to the Savings Plan which are not matched by Employer Matching Contributions, over (ii) the retirement benefit actually accrued to, or with respect to, the Participant under the Pension Plan.

         (t) "Plan" means the "Lilly Industries, Inc. Replacement Plan," as set forth herein and as it may be amended from time to time hereafter.

         (u)      "Plan Year" means the calendar year.

         (v) "Profit Sharing Contribution" means for any Plan Year the excess, if any, of (i) the Employer profit sharing contributions which would have been contributed to the Savings Plan with respect to a Participant for the Plan Year if the limitations of Code Sections 401(a)(17) and

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415 had not applied,  over (ii) the actual Company profit sharing  contributions to the Savings Plan with respect to the Participant for the Plan Year.

         Such Profit Sharing Contribution shall be contributed to the Company Trust at least annually and at such times and in such manner as may be determined by the Committee in its sole discretion from time to time.

         (w) "Profit Sharing Contribution Account" means the bookkeeping account under which Profit Sharing Contributions of a Participant are credited, as adjusted for investment earnings, gains, and losses thereon and reduced by prior distributions therefrom as provided under the terms of the Plan.

         (x) "401(k) Replacement Benefit" means the aggregate amount of the Matching Contribution Account and Profit Sharing Contribution Account of a Participant as of the date of the retirement of the Participant under the Savings Plan.

         (y) "Savings Plan" refers collectively to the "Lilly Industries, Inc. Employees 401(k) Savings Plan," as amended from time to time, and the "Lilly Industries, Inc. Defined Contribution Plan," as amended from time to time.

         Section 2.02.  Construction and Governing Law.

         (a) The Plan shall be construed, enforced, and administered, and the validity thereof determined in accordance with, the laws of the State of Indiana.

         (b) Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate, and the words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.

         (c) Whenever any actuarial present value or actuarial equivalency is to be determined under the Plan, it shall be based on such actuarial assumptions as may be provided under the Pension Plan for comparable situations as determined by the Committee in its sole discretion.

                                  ARTICLE III.

                                  PARTICIPATION

         The Committee may designate from time to time which employees of an Employer are eligible to participate in the Plan. Any such employee shall become a Participant only after completing such forms and making such elections as the Committee may prescribe, including an agreement to be bound by all terms of the Plan and all determinations of the Committee. A Participant shall remain a Participant until all amounts to which he or she is entitled under the Plan have been paid to him or her.


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                                   ARTICLE IV.

                             VESTING AND FORFEITURE

         Section 4.01. Vesting. A Participant shall become vested in his or her Pension Replacement Benefit and 401(k) Replacement Benefit as follows:

         (a) Subject to Section 4.02, the Pension Replacement Benefit of a Participant shall be vested in accordance with the vesting provisions set forth in the Pension Plan.

         (b) Subject to Section 4.02, the 401(k) Replacement Benefit of a Participant shall be fully vested at all times.

         Section 4.02. Forfeiture. A Participant shall forfeit his or her Pension Replacement Benefit and 401(k) Replacement Benefit as follows:

         (a) A Participant shall forfeit any and all rights he or she may have to the nonvested portion of his or her Pension Replacement Benefit as of the date his or her employment with the Employer ends either voluntarily or involuntarily.

         (b) Notwithstanding any other provision of the Plan, a Participant shall forfeit any and all rights he or she may have to any 401(k) Replacement Benefit or Pension Replacement Benefit if (i) the employment of the Participant is involuntarily terminated by the Employer for Good Cause, as determined by the Committee in its sole discretion, or (ii) the Participant, either before or after any termination of employment with the Employer (including, without limitation, retirement from the Employer) engages in Competition.

         (c) If a Participant dies before any benefit becomes payable to him or her under the Plan, the Participant shall forfeit any and all rights that Participant may have had to any benefit under the Plan, except any death benefit payable pursuant to Article V or VI.

                                   ARTICLE V.

                           PENSION REPLACEMENT BENEFIT

         Section 5.01. Pension Replacement Benefit. A Participant who retires from the Employer in accordance with the Pension Plan and is entitled to receive a retirement benefit under the Pension Plan shall be entitled to receive the vested portion of his or her Pension Replacement Benefit, payable as an actuarially equivalent lump sum payment at the same time as the initial benefit payment of the pension under the Pension Plan, unless an alternate form of benefit then available under the Pension Plan has been elected by the Participant as provided in Section 5.02.


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         Section 5.02.  Alternate  Form. Upon becoming a Participant in the Plan and at any time thereafter at least one (1) year before his or her Pension Replacement Benefit becomes due and payable under the Plan, a Participant may elect in writing, on a form prescribed by the Committee, an actuarially equivalent alternate form of benefit then available under the Pension Plan; provided, however, that any such election shall not become effective until the date that is one (1) year after the date on which such election is approved by the Committee, which approval may be withheld by the Committee in its sole discretion.

         Section 5.03.  Death of Participant.

         (a) If a married Participant dies prior to the date he or she begins receiving payments under the Plan, and the survivor annuity payable to the spouse of the Participant under the Pension Plan is less than the survivor annuity which would have been payable if it were calculated without giving effect to the limitations on benefits under Code Sections 401(a)(17) and 415, the spouse of the deceased Participant shall be entitled to receive a survivor annuity equal to the excess of (i) the survivor annuity that would have been payable if it were calculated without giving effect to such Code limitations, over (ii) the survivor annuity actually payable to such spouse under the Pension Plan. Such survivor annuity payable under the Plan shall be payable at the same time and in the same form as the survivor annuity under the Pension Plan is payable.

         (b) If a Participant dies after the date he or she begins receiving payments under the Plan, survivor benefits, if any, will continue to be paid pursuant to the alternate form of benefit, if any, elected under Section 5.02.

                                   ARTICLE VI.

                           401(k) REPLACEMENT BENEFIT

         Section 6.01. Matching Contributions and Profit Sharing Contributions. Subject to the provisions of Section 6.03, the Employer shall credit to the Matching Contribution Account of a Participant the Matching Contributions, if any, with respect to the Participant for the Plan Year at the time and in such manner as determined by the Committee in its sole discretion from time to time. Subject to the provisions of Section 6.03, the Employer shall also credit to the Profit Sharing Contribution Account of a Participant the Profit Sharing Contributions, if any, with respect to the Participant for the Plan Year at the time and in such manner as determined by the Committee in its sole discretion from time to time.

         Section 6.02. Adjustments to Participant Accounts. The Matching Contribution Account and Profit Sharing Contribution Account of a Participant shall be adjusted from time to time to reflect actual investment earnings, gains, and losses under the equivalent accounts maintained for the Participant under the Company Trust. The assets of said Trust shall be invested in a manner which approximates as closely as practicable the investment options under the equivalent accounts established and maintained for the Participant under the Savings Plan.

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The Matching  Contribution  Account and Profit Sharing Contribution Account of a
Participant shall also be adjusted to reflect distributions from such accounts under the Plan and from the equivalent accounts established and maintained for the Participant under the Company Trust.

         Section 6.03. Distribution of Net Earnings. A Participant shall receive, as soon as administratively practicable after the end of each Plan Year, an annual distribution in an amount equal to the investment earnings and realized gains with respect to each account of the Participant for the Plan Year under the Company Trust. Upon becoming a Participant in the Plan or at any time thereafter, a Participant may elect in writing, on a form prescribed by the Committee, that distributions made pursuant to this Section 6.03 shall, in lieu of being paid directly to the Participant, be contributed to the Creditor Exempt Group Annuity Contract or the Participant Trust of the Participant. Any such election shall remain effective until revoked by the Participant in writing, on a form prescribed by the Committee. If the Participant does not make such an election, or later revokes such an election, the Participant shall not be entitled to any Matching Contributions or Profit Sharing Contributions for the Plan Year within which a distribution of net earnings is made directly to the Participant pursuant to this Section 6.03, or for any Plan Year thereafter until the Participant has made such an election.

         Section 6.04. 401(k) Replacement Benefit. A Participant who terminates employment with the Employer shall be entitled to receive his or her 401(k) Replacement Benefit, payable as a lump sum payment at the same time as the initial benefit payment of the Participant under the Savings Plan, unless an alternate form of benefit then available under the Savings Plan has been elected by the Participant as provided in Section 6.05.

         Section 6.05. Alternate Form. Upon becoming a Participant in the Plan and at any time thereafter at least one (1) year before his or her 401(k) Replacement Benefit becomes due and payable under the Plan, a Participant may elect in writing, on a form prescribed by the Committee, an actuarially equivalent alternate form of benefit permitted by the Committee; provided, however, that any such election shall not become effective until the date that is one (1) year after the date on which such election is approved by the Committee, which approval may be withheld by the Committee in its sole discretion.

         Section 6.06.  Death of Participant.

         (a) If a Participant dies prior to the date he or she begins receiving payments under the Plan, the designated Beneficiary of the Participant shall be entitled to receive an amount equal to the sum of the Matching Contribution Account and Profit Sharing Contribution Account balances of the Participant as of the date of death of the Participant. The spouse of the Participant shall be the beneficiary if the Participant is married at the time of his death, unless the spouse consents to the designation of an alternate beneficiary.

         (b) If a Participant dies after the date he or she begins receiving payments under the Plan, survivor benefits, if any, will continue to be paid pursuant to the alternate form of benefit, if any, elected under Section 6.05.

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                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 7.01. Plan Terminations. If the Pension Plan is terminated in accordance with the terms thereof, the obligation to provide any Pension Replacement Benefit accrued up to the termination date shall continue and shall be payable in accordance with the terms of the Plan. If the Savings Plan (or either of them) is terminated in accordance with the terms thereof, the obligation to provide any 401(k) Replacement Benefit shall continue and shall be payable in accordance with the terms of the Plan.

         Section 7.02. Amendments. The Board from time to time may amend, suspend, or terminate the Plan or any part hereof, effective as of the beginning of any Plan Year commencing on or after the date of adoption of such action by the Board; provided, however, that no such action shall affect the rights of the Participant or the operation of the Plan with respect to any benefits of the Participant that may have accrued or become payable before such action.

         Section 7.03. General Administration. The Committee shall have exclusive authority to administer the Plan. The Committee shall have the exclusive right and authority to interpret the Plan and resolve any ambiguities. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company, any Employer, and all persons having or claiming to have any right or interest in or under the Plan. The Committee may delegate to such officers, employees or departments of the Company such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (a) interpretation of the plan, (b) approval and payment of claims, and (c) establishment of procedures for administration of the Plan.

         Section 7.04. No Employment Rights. Neither the establishment of the Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of the Employer; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under the Plan unless and until the terms, conditions, and provisions of the Plan affecting such Participant shall have been satisfied.

         Section 7.05. Non-alienation. The right of any Participant or any person claiming under or through such Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

         Section 7.06. Limitation of Liability. No member of the Board or the Committee, and no officer or employee of the Company or any Affiliated Employer, shall be liable to any person for any action taken or omitted in connection with the administration of the Plan, nor shall the

Company or any Affiliated Employer be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of the Company or any Affiliated Employer. Nothing in the Plan shall be construed to create any trust or any fiduciary relationship between the Company or any Affiliated Employer and any Participant or any other person.

         Section 7.07. Acceleration or Change of Payment. Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion, may accelerate the time of payment of any benefit to a Participant to the extent that it deems equitable or desirable under the circumstances or, if there has been a change in the family circumstances of the Participant, may change the method of payment of any such benefit; provided, however, any such change shall not reduce the benefit payable to an amount which is less than the actuarial equivalent of the benefit payable to the Participant.

         Section 7.08. Tax Withholding. The Employer may withhold from any payment due hereunder any taxes required to be withheld under applicable federal, state, or local tax laws or regulations.

         Section 7.09. Counterparts. The Plan may be evidenced by any number of counterparts, each of which shall constitute an original.

         The Lilly Industries, Inc. Replacement Plan has been executed by the duly authorized officers of Lilly Industries, Inc. on this 27th day of September, 1996.

                                          LILLY INDUSTRIES, INC.


                                       By: /s/ Douglas W. Huemme
                                          --------------------------------------
                                          Douglas W. Huemme, Chairman, President
                                          & Chief Executive Officer

By:    /s/ Kenneth L. Mills
       ------------------------------------------------
       Kenneth L. Mills


Title: Corporate Accounting Director
       ----------------------------------------------

                                 TRUST AGREEMENT
                           FOR LILLY INDUSTRIES, INC.
                                REPLACEMENT PLAN


         This Agreement is executed by and between LILLY INDUSTRIES, INC., with its principal place of business in Indianapolis, Indiana ("Company"), and Bankers Trust Company of Des Moines, as trustee ("Trustee").

                                    RECITALS

         The Company has established the Lilly Industries, Inc. Replacement Plan ("Plan") to provide a select group of employees of the Company and its subsidiaries and affiliates with benefits to replace those lost under the Lilly Employees' Pension Plan, the Lilly Industries, Inc. Employee 401(k) Savings Plan, and the Lilly Industries, Inc. Defined Contribution Plan as a result of the limitations of Sections 401(a)(17), 402(g), and 415 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of subsequent federal income tax laws ("Code"). The Plan is incorporated herein and made a part hereof by this reference the same as if fully set forth herein.

         The Company wishes to establish a trust ("Trust") for the purpose of satisfying the payment obligations of the Company and other Employers with respect to Matching Contribution Accounts and Profit Sharing Contribution Accounts of Participants under the Plan, and the Company and other Employers wish to contribute assets to the Trust for such purpose. Assets contributed by an Employer (including the Company) will be subject to the claims of the general creditors of the Employer in the event of the insolvency or bankruptcy of the Employer. Benefits payable under the Plan with respect to Matching Contribution Accounts and Profit Sharing Contribution Account of a Participant shall be paid from the Trust, or if the assets of the Trust are not sufficient to pay such benefits, the Employer of the Participant shall pay such benefits from its general assets. The interests or rights of Participants or their beneficiaries in or to any of the funds, property, or assets held by the Trust shall not be senior to the unsecured general creditors of the Company or any Affiliated Employer.

         Pension Replacement Benefits payable under the Plan with respect to a Participant shall not be paid from the Trust, but instead shall be paid solely out of the general assets of the Employer of the Participant.

         The Company has selected the Trustee to serve as trustee of the Trust, and the Trustee agrees to serve in that capacity, all on the terms and conditions set forth herein.

         The Company intends that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    AGREEMENT

         NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

         Section 1. Establishment of Trust. The Company establishes the Trust for the purpose of providing assets to satisfy the payment obligations of the Company and other Employers with respect to Matching Contribution Accounts and Profit Sharing Contribution Accounts of Participants under the Plan.

         Section 2. Defined Terms. Except as otherwise expressly provided herein, whenever the initial letter of a word or phrase is capitalized, and the word or phrase is defined by Article II of the Plan, the word or phrase shall have the meaning given to that term in Article II of the Plan.

         Section 3. Rules of Construction. Except as otherwise expressly provided herein, the rules of construction specified in the Plan shall apply with respect to the Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Section 671 of the Code, and it shall be construed accordingly.

         Section 4.  Trust Fund.

         (a) The Trustee shall receive and accept for the purposes hereof all property paid to it by or at the direction of the Company or other Employer from time to time, and shall hold, invest, reinvest, manage, administer, and distribute such property and the increments, proceeds, earnings, and income thereof for the exclusive benefit of the Participants and their beneficiaries under the Plan. All assets held by the Trustee in the Trust are referred to herein as the "Trust Fund." The Trust Fund shall be held by the Trustee, in trust, and dealt with in accordance with the provisions of this Trust Agreement. The Trustee shall maintain accurate and detailed records regarding the receipt and amount of property paid to it by or at the direction of the Company and each other Employer.

         (b) Except as may be provided in Sections 6(d), (6(e), and 7(a), at no time shall any part of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries as provided in the Plan or for defraying the reasonable expenses of administering the Trust Fund. However, Participants and their beneficiaries shall not have any preferred claim on, or any beneficial ownership interest in the Trust Fund, and any rights created under the Plan and this Trust Agreement shall be unsecured contractual rights of Participants and their beneficiaries.

         Section 5.  Investments by Trustee.

         (a) The Trustee shall, if so directed in writing by the Committee, segregate all or a portion of the Trust Fund held by it into one (1) or more separate investment accounts, each separate account being hereinafter referred to as an "Investment Fund." The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any such direction of the Committee. The Trustee shall manage, acquire, or dispose of the assets in an Investment Fund in accordance with the investment guidelines, objectives, and restrictions established, or the specific investment directions given by the Committee for that Investment Fund. Unless otherwise provided in specific investment directions given by the Committee, it is the intent of the Committee that the assets held in an Investment Fund shall be invested pursuant to the written directions of the Participants in accordance with procedures established by the Committee from time to time. Subject to the provisions of the Plan and this Trust Agreement, all income received with respect to, and any proceeds received from the disposition of, property held in an Investment Fund shall be credited to, and reinvested in, that Investment Fund. Subject to the provisions of the Plan, the Committee may direct the Trustee to transfer all or part of the assets of one Investment Fund to another Investment Fund.

         (b) The Trustee shall hold any portion of the Trust Fund not invested pursuant to Subsection (a) in an Investment Fund to be known as the "General Fund". Except as otherwise directed by the Committee in writing or provided herein, the Trustee shall have the power and authority, in its discretion, to manage, acquire, or dispose of the assets held in the General Fund and shall invest and reinvest the assets of the General Fund without distinction between principal and income in preferred or common stocks, including shares of investment companies or mutual funds, bonds, notes, debentures or mortgages, equipment trust certificates, investment trust certificates, common trust funds, insurance contract or group annuity contract, or other real or personal property investments or securities of any kind, class, or character. The Trustee in its discretion may hold such portion of the General Fund in cash or cash balances as the Trustee may from time to time deem to be in the best interests of the Trust Fund.

         Section 6.  Disbursements from the Trust Fund.

         (a) The Trustee shall make payments from the Trust Fund to Participants, their beneficiaries, and such other persons as the Committee may direct from time to time. Such payments shall be made in such manner, in such amounts, and for such purposes, including the payment of Plan benefits and the payment of expenses of administration of the Plan, as may be specified in the directions of the Committee. The Committee shall ensure that any payment directed under this Section conforms to the provisions of the Plan, this Trust Agreement, and the provisions of any applicable law. Each direction of the Committee shall be in writing and shall be deemed to include a certification that any payment or other distribution directed thereby is one that the Committee is authorized to direct, and the Trustee may rely conclusively on such certification without further investigation. Payments by the Trustee shall be made by its check (or the check of its agent) to the order of the payee. Payments or other distributions hereunder may be mailed to the payee at the address last furnished to the Trustee by the Committee or if no such address has been so furnished, to the payee in care of the Committee. The Trustee shall not incur any liability or other damage on account of any payments or other distributions made by it in accordance with the written directions of the Committee.

(b) A Participant who terminates employment with the Employer shall be entitled to a distribution from the Trust Fund in an amount equal to the Matching Contribution Account and Profit Sharing Contribution Account balances of the Participant under the Plan as of the date of termination of employment of the Participant. Unless otherwise directed by the Committee, such distribution shall be made as a lump sum payment at the same time as the initial benefit payment of the Participant under the Lilly Industries, Inc. 401(k) Savings Plan, as amended from time to time. If a Participant dies prior to the date he or she begins to receive distributions from the Trust Fund as provided in this Subsection, the designated beneficiary of the Participant shall be entitled to a distribution from the Trust Fund in an amount equal to the Matching Contribution Account and Profit Sharing Contribution Account balances of the Participant under the Plan as of the date of death of the Participant, payable as a lump sum payment as soon as administratively practicable after the date of death of the Participant, unless otherwise directed by the Committee. If a Participant dies after the date he or she begins to receive distributions from the Trust Fund as provided in this Subsection, the Trustee shall make such additional distributions from the Trust Fund on behalf of the Participant as may be directed by the Committee.

         (c) Each calendar year the Trustee shall set aside for each Participant and each Participant shall be entitled to a distribution from the Trust Fund of an amount equal to the investment earnings and realized gains with respect to the Trust Fund for such calendar year that were credited to the Matching Contribution Account and the Profit Sharing Contribution Account of the Participant under the Plan for such calendar year. As soon as administratively practicable, the Trustee shall distribute such amount to the Participant unless the Participant directs the Trustee to transfer such amount to the Creditor Exempt Group Annuity Contract or to his or her

Participant Trust. Payments made by the Trustee pursuant to this Subsection shall be made by its check (or the check of its agent) to the order of the Participant or the Creditor Exempt Group Annuity Contract or the Participant Trust, as the case may be, and shall be mailed to the payee at the address furnished by the Trustee by the Committee. The Trustee shall not incur any liability or other damage on account of any such payment or transfer as so directed by the Participant. Any amount set aside by the Trustee hereunder shall not be subject to the general creditors of the Company and the Participant shall have a security interest in such amounts until so paid or transferred.

         (d) All expenses of the Trust that are allocable to a particular Investment Fund shall be allocated and charged to that Fund. Expenses of the Trust that are not allocable to a particular Investment Fund shall be charged against any separate Investment Funds in proportion to their value relative to the value of the entire Trust Fund.

         (e) The Trustee shall pay from the Trust Fund all expenses of the Trust and any real and personal property taxes, income taxes, and other taxes levied or assessed under existing or future laws against the Trust Fund, unless the Company or other Employer elects to pay such expenses or taxes.

         (f) Upon termination of the Plan, after all Plan benefits have been paid to Participants and their beneficiaries, the Trustee shall pay any remaining assets of the Trust to the Company.

         Section 7. Trustee Responsibility Regarding Payments if an Employer Becomes Insolvent or Files for Bankruptcy.

         (a) The portion of the Trust Fund attributable to contributions by an Employer to the Trust Fund shall at all times be subject to the claims of the Employer's general creditors in the event the Employer becomes Insolvent (as defined in Subsection (c)). If an Employer becomes Insolvent, and the Trustee is informed of that fact, the Trustee shall transfer Trust assets to satisfy claims against the Employer as directed by a court of competent jurisdiction. The Employer shall have the duty to inform the Trustee within three business days, if the Employer becomes Insolvent. If the Employer so notifies the Trustee, or a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of the notice, whether the allegation is correct. Pending that determination, the Trustee shall discontinue payments to Participants and their beneficiaries pursuant to the Plan which are attributable to contributions by the Employer and shall hold such portion of the Trust Fund for the benefit of the Employer's general creditors. The Trustee shall notify the Employer in writing before any discontinuance of benefit payments pursuant to the preceding sentence. The Trustee shall resume payments to such Participants and their beneficiaries only after the Trustee has determined that the Employer is not Insolvent or is no longer Insolvent. Except as otherwise expressly provided herein, the Trustee shall have no duty to inquire as to whether an Employer is Insolvent. Moreover, in determining whether an Employer is Insolvent, the Trustee may rely conclusively on any evidence that gives it a reasonable basis for making a determination concerning the Employer's solvency.

         (b) If the Trustee discontinues payments from the Trust Fund pursuant to Subsection (a) above and subsequently resumes such payments, the first payment following the discontinuance shall include, to the extent available in the Trust Fund, the aggregate amount of all payments that would have been made to the Participants and their beneficiaries in accordance with the provisions of the Plan during the period of discontinuance, less the aggregate amount of payments made to Participants and their beneficiaries by the Employer in lieu of the payments provided for hereunder during any period of discontinuance.

         (c) An Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they mature, or (ii) the Employer is subject to a pending proceeding as a debtor under any bankruptcy law.

         (d) Nothing in this Trust Agreement shall in any way diminish any rights of a Participant or a Participant's beneficiary to pursue his or her rights as a general creditor of an Employer with respect to any payments due under the Plan.

         Section 8. Powers and Duties of Trustee. Except as otherwise expressly provided herein, the Trustee shall discharge its duties under this Trust Agreement solely in the interest of Participants and their beneficiaries with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, all in accordance with the provision of this Trust Agreement. Except to the extent that the Committee provides otherwise, in administering the Trust Fund, the Trustee shall have the power in its discretion:

         (a) To exercise, or to refrain from exercising, all voting rights with respect to any stocks, bonds, or other securities and to grant general or special proxies or powers of attorney with or without power of substitution, whether discretionary or otherwise, and to enter into any voting trust or similar agreement;

         (b) To register and hold any investment in the name of the Trustee, in the name of one or more of its nominees or in the name of one or more nominees of any system for the central handling of securities, with or without indication of the capacity in which the investment is held, and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that such investments are part of the Trust Fund;

         (c) To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor;

         (d) To employ suitable agents and counsel, and to pay their reasonable expenses and compensation from the Trust Fund;

         (e)  To  provide  ancillary   services  for  no  more  than  reasonable
compensation;

         (f) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

         (g) To invest the Trust Fund in deposits of the Trustee bearing a reasonable rate of interest, including, but not limited to, savings accounts, money market accounts, certificates of deposit and repurchase agreements;

         (h) To withhold any tax that by any present or future law is required to be withheld from any payment under the Plan and to issue required reports to payees and governmental authorities;

         (i) To pay the reasonable expenses of the Trust; and

         (j) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Fund.

         Section 9. Compensation to Trustee. The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Company and the Trustee. Such compensation shall include all reasonable and proper expenses of administration of the Trust, including reasonable fees for legal services. Such compensation shall be paid by the Trustee out of the Trust Fund, unless paid by the Company or other Employer.

         Section 10.   Records of Trust.

         (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books, and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. Within sixty (60) days following the close of each calendar year of the Trust (hereinafter referred to as "Trust Year"), and within sixty (60) days after the removal or resignation of the Trustee as provided in Section 12, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during the Trust Year or during the period from the close of the last Trust Year to the date of the removal or resignation.

         (b) The Trustee shall determine the fair market value of the Trust Fund and each Investment Fund as of the close of business on the last day of each Plan quarter and as of each other date designated by the Committee by a method uniformly applied. The Trustee shall determine the fair market value of the Trust Fund and each Investment Fund based upon information and financial publications of general circulation, statistical and valuation services, records of security exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question, and other information customarily used in the valuation of property.

         (c) The Trustee shall provide any additional information or reports as reasonably requested by the Company from time to time.

         Section 11. Limitation of Responsibilities of Trustee. The Trustee's responsibilities and liabilities shall be subject to the following limitations:

         (a) The Trustee shall have no duties other than those expressly set forth in this Trust Agreement and those imposed on the Trustee by applicable law.

         (b) The Trustee shall not be responsible for the administration of the Plan, for the correctness of any determination of payments or disbursements from the Trust Fund, or for the adequacy of the Trust Fund to pay the benefits arising under the provisions of the Plan. The Trustee is not a party to the Plan and shall have no responsibility to monitor any provisions of the Plan.

         (c) The Trustee shall not be under any duty to require payment of any contributions to the Trust Fund or to see that any payment made to it is computed in accordance with the terms of the Plan.

         (d) The Trustee shall have no duty to make recommendations concerning actions to be taken hereunder or to question the propriety of any action it is directed to take hereunder with respect to matters falling within the jurisdiction of the Company or the Committee, to the extent that the action is consistent with this Trust Agreement and applicable law.

         (e) The Trustee shall not be required to give any bond or other obligation to secure the due performance of the Trust by it, unless required by law.

         (f) The Trustee shall have no liability for the acts or omissions of any predecessors or successors in office.

         Section 12. Resignation or Termination of Trustee. The Trustee may resign at any time by giving sixty (60) days' prior written notice to the Company, provided, however, that the Company may waive the sixty (60) day notice requirement. The Trustee may be removed by the Company at any time upon giving sixty (60) days' prior written notice to the Trustee, provided, however, that the Trustee may waive the sixty (60) day notice requirement. Upon resignation or removal of the Trustee or a successor trustee or trustees, the Committee shall appoint a successor trustee or trustees. The successor trustee or trustees shall have the same powers and duties as those conferred upon the Trustee hereunder, and upon acceptance of the successor trustee's acceptance of his appointment, the Trustee shall assign and transfer to the successor trustee or trustees the funds and properties then constituting the Trust Fund. The Trustee is authorized, however, to reserve such sums of money as it may deem advisable, for payment of reasonable fees and expenses in connection with the settlement of its account, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid transferred to the successor trustee or trustees.

         Section 13. Non-alienation. To the extent permitted by law, benefits or rights under this Trust Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer or assignment, charge, pledge or encumbrance of any kind, nor shall any such benefit or rights be liable for, or subject to attachment, executions, garnishment, sequestration, or other legal, equitable or other processes, nor shall the same be subject to the debts, obligations, liabilities, or torts of the Participants or beneficiaries entitled to any such benefits or rights under the Plan.

         Section 14. Duty to Furnish Information. The Committee and the Trustee shall furnish to each other any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform duties imposed under the Plan or this Trust Agreement or otherwise imposed by law.

         Section 15. Reliance. Whenever any action is required to be taken by the Company hereunder, it shall be taken by the Chief Executive Officer, Chief Financial Officer, or Director of Corporate Accounting of the Company, or such other officer as may be authorized from time to time by the Board of Directors of the Company, in writing. Whenever any action is required to be taken by the Board of Directors, it shall be taken by a duly adopted resolution. All orders, requests, and instructions of the Committee or its delegate to the Trustee shall be in writing, and the Trustee shall act and shall be fully protected in acting in accordance with such orders, requests, and instructions.

         Section 16. Foreign Assets. The Trustee shall not permit the indicia of ownership of any of the assets of the Trust Fund to be maintained at a location outside the jurisdiction of the district courts of the United States.

         Section 17. Amendments. The Company may amend this Trust Agreement, in whole or in part, from time to time by action of its Board of Directors and notice thereof in writing delivered to the Trustee, provided that no such amendment that affects the rights, duties, or responsibilities of the Trustee shall be made without its written consent, and provided further that no amendment shall authorize or permit, at any time before the satisfaction of all liabilities with respect to the Participants or their beneficiaries, the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of such persons. In addition, no amendment shall make this Trust Agreement revocable or terminate this Trust Agreement other than as provided in Section 18.

         Section 18. Termination of the Trust Agreement. This Trust Agreement shall terminate automatically on the date that all payments have been paid to the Participants and their beneficiaries as required by the Plan. On such termination, any remaining assets of the Trust Fund shall paid to the Company.

         Section 19. Governing Laws. This Trust Agreement shall be administered, construed, and enforced according to the laws of the State of Indiana.

         Section 20. Counterparts. This Trust Agreement may be executed in several counterparts, each one of which shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed as of the 27th day of September, 1996.


                                    LILLY INDUSTRIES, INC.


                                    By: /s/ Douglas W. Huemme
                                        ---------------------------------------
                                         Douglas W. Huemme, Chairman, President
                                         & CEO


ATTEST:


By: /s/ Kenneth L. Mills
    --------------------------------
Title: Corporate Accounting Director

                                    BANKERS TRUST COMPANY OF DES
                                    MOINES


                                    By: /s/ Niki Green
                                        ---------------------------------------
                                    Title: Trust Officer


ATTEST:


By: /s/ Bryan H. Hall
    -----------------------------------
Title:   Vice President & Trust Officer